Exhibit 99.1

PULASKI FINANCIAL REPORTS SECOND FISCAL QUARTER RESULTS

Highlights for the Quarter

•                  Diluted EPS was $0.17 in 2014 versus $0.29 in 2013

•                  Credit costs decreased 95% to $88,000 in 2014 versus $1.6 million in 2013

•                  Mortgage revenues down 84% on sharp drop in loan refinancing activity and weak purchase mortgage demand

•                  Commercial loan portfolio increased $28.1 million, or 4%

•                  Net interest income declined 12%; commercial loan growth unable to offset impact of market-driven yield declines and expected legacy residential mortgage portfolio runoff

•                  Level of non-performing assets remained almost constant with December 31, 2013, but declined 18% from March 31, 2013

ST. LOUIS, April 29, 2014 — Pulaski Financial Corp. (Nasdaq Global Select: PULB, the “Company”) reported net income available to common shareholders for the quarter ended March 31, 2014 of $1.9 million, or $0.17 per diluted common share compared with $3.2 million, or $0.29 per diluted common share, for the same quarter last year.  For the six-month period, the Company reported net income available to common shareholders of $4.1 million, or $0.36 per diluted common share, in 2014 compared with $6.0 million, or $0.54 per diluted common share, in 2013.

Earnings for the quarter benefited from a sharp decline in credit costs as asset quality remained stable during the quarter, but improved significantly from a year ago.  Non-performing assets totaled $36.8 million at March 31, 2014 compared with $36.9 million at December 31, 2013 and $44.9 million at March 31, 2013.  The combined level of adversely classified and watch list loans declined 2% during the quarter and 15% compared with the March 31, 2013 levels.  Total credit costs, consisting of the provision for loan losses and foreclosed property losses and expense, fell to $88,000 for the March 2014 quarter compared with $1.6 million in the same quarter last year.  The provision for loan losses for the March 2014 quarter totaled $500,000 versus net charge-offs of $1.3 million compared with $1.4 million and $724,000, respectively, in the same quarter last year.  Reserves established in prior periods when asset quality was deteriorating were used to absorb charge-offs recorded in the current period.  Credit costs in the March 2014 quarter were also lower as the result of a $410,000 recovery of foreclosed property losses and expense resulting from the adjusted valuation of a parcel of commercial-use land that was acquired through foreclosure in a prior period and sold subsequent to March 31, 2014.

Non-interest income for the quarter decreased $2.8 million compared with the same quarter last year as the result of an 84% decrease in mortgage revenues.  The Company saw a 60% decrease in the amount of mortgage loans originated for sale during the quarter compared with last year’s quarter.  The higher level of market interest rates continued to dampen consumer demand for mortgage loan refinancings, which decreased 87%.  The home purchase market also remained soft, resulting in a 20% decrease in the volume of loans originated to finance home purchases.  In addition, the net profit margin on loans sold declined to 0.37% in the March 2014 quarter compared with 0.90% in the March 2013 quarter as loan production costs remained high in proportion to the volume of loans originated.  Back-office mortgage production staffing levels were not reduced in proportion to the decreased origination volumes experienced during the quarter because of an anticipated seasonal rebound in mortgage origination activity in the second half of the fiscal year.  Also, the Company expects additional loan origination activity to be generated by an expanded staff of mortgage loan originators in new and existing loan origination offices in future quarters.

Net interest income for the quarter was down $1.4 million compared with the same quarter last year primarily as the result of lower levels of interest income on loans.  Interest income on mortgage loans held for sale decreased $1.0 million mainly due to a lower average balance resulting from the decreased mortgage origination activity. Interest income on portfolio loans decreased $746,000 primarily as the result of a decrease in the average yield, which more than offset the positive impact of the increased average balance.  The total balance of commercial loans at March 31, 2014 increased 4% from December 31, 2013, showing increases in each major category.

Gary Douglass, President and Chief Executive Officer, commented, “While our earnings for the quarter were certainly not where we would like them to be, they were pretty much in line with our expectations, with the exception of the steeper than expected decline in residential mortgage-related revenues.  Unfortunately, this seems to be occurring throughout the mortgage industry.  On the positive side, our renewed focus on commercial loan production resulted in 4% linked-quarter growth in our commercial loan portfolio and 2.5% overall growth in our total loan portfolio.  These are very strong and encouraging numbers given that we continue to operate in a relatively low-growth environment.  In addition, our ongoing efforts to improve asset quality, including working on recoveries of previously charged-off loans and recoveries related to foreclosed properties, continue to show results as our overall net credit costs continue to decline to low levels.”

Douglass continued, “We remain very optimistic about our prospects for significant earnings growth in the second half of our fiscal year compared to what we earned in the first half.  As we enter the traditionally stronger home buying season, we expect mortgage-related revenues to rebound to much higher levels than we have experienced over the last two quarters.  We also expect that we will be able to continue to grow our commercial loan portfolio in the second half of the fiscal year.  Increased mortgage loan volumes and commercial loan balances coupled with continued low funding costs should result in growth of both net interest income and net interest margin in each of the next two quarters.  We also have an expectation of continued low net credit costs and effective control over non-interest expenses.  Taking all of these expectations of our fiscal second half into consideration, we believe we will deliver meaningful earnings growth in fiscal 2014 compared to fiscal 2013.”

Conference Call Tomorrow

Pulaski Financial’s management will discuss second fiscal quarter results and other developments tomorrow, April 30, 2014, during a conference call beginning at 11 a.m. EDT (10 a.m. CDT).  The call will also be simultaneously webcast and archived for three months at:  https://www.pulaskibank.com/our-story/shareholder-relations/.  Participants in the conference call may dial 877-473-3757, conference ID 44447001, a few minutes before the start time. The call will also be available for replay through May 30, 2014 at 855-859-2056 or 404-537-3406, conference ID 44447001.

2

About Pulaski Financial

Pulaski Financial Corp., operating in its 92nd year through its subsidiary, Pulaski Bank, offers a full line of quality retail and commercial banking products through 13 full-service branch offices in the St. Louis metropolitan area.  The Bank also offers mortgage loan products through loan production offices in the St. Louis, Kansas City and Chicago metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, Omaha, Nebraska and Council Bluffs, Iowa. The Company’s website can be accessed at www.pulaskibank.com.

This news release may contain forward-looking statements about Pulaski Financial Corp., which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences,  and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended September 30, 2013 on file with the SEC, including the sections entitled “Risk Factors.”  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

For Additional Information Contact:

Paul Milano

Chief Financial Officer

Pulaski Financial Corp.

(314) 878-2210

Tables follow...

3

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME

(Unaudited)

	(Dollars in thousands except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Interest income	$11,374	$11,498	$13,176
Interest expense	1,313	1,323	1,687
Net interest income	10,061	10,175	11,489
Provision for loan losses	500	200	1,375
Net interest income after provision for loan losses	9,561	9,975	10,114
Mortgage revenues	506	1,033	3,148
Retail banking fees	988	1,046	994
Investment brokerage revenues	63	99	264
Other	297	294	230
Total non-interest income	1,854	2,472	4,636
Salaries and employee benefits	4,574	4,191	4,413
Occupancy, equipment and data processing expense	2,732	2,627	2,545
Advertising	126	179	111
Professional services	503	822	801
FDIC deposit insurance premium expense	263	261	276
Real estate foreclosure losses and expense, net	(412)	127	240
Other	452	493	720
Total non-interest expense	8,238	8,700	9,106
Income before income taxes	3,177	3,747	5,644
Income tax expense	1,074	1,244	1,992
Net income after tax	2,103	2,503	3,652
Preferred stock dividends	(188)	(295)	(406)
Earnings available to common shares	$1,915	$2,208	$3,246

Annualized Performance Ratios
Return on average assets	0.67%	0.81%	1.09%
Return on average common equity	7.57%	8.83%	13.36%
Interest rate spread	3.31%	3.42%	3.55%
Net interest margin	3.41%	3.53%	3.67%

SHARE DATA
Weighted average common shares outstanding - basic	10,969,484	10,948,781	10,916,522
Weighted average common shares outstanding - diluted	11,357,212	11,220,002	11,136,801
Basic earnings per common share	$0.17	$0.20	$0.30
Diluted earnings per common share	$0.17	$0.20	$0.29
Dividends per common share	$0.095	$0.095	$0.095

PULASKI FINANCIAL CORP.

CONDENSED STATEMENTS OF INCOME, Continued

(Unaudited)

	(Dollars in thousands except per share data)
	Six Months Ended March 31,
	2014	2013
Interest income	$22,873	$26,789
Interest expense	2,636	3,493

Net interest income	20,237	23,296
Provision for loan losses	700	3,440

Net interest income after provision for loan losses	19,537	19,856

Mortgage revenues	1,540	6,136
Retail banking fees	2,034	2,147
Investment brokerage revenues	162	557
Other	590	512
Total non-interest income	4,326	9,352

Salaries and employee benefits	8,765	8,979
Occupancy, equipment and data processing expense	5,360	4,905
Advertising	306	231
Professional services	1,325	1,355
FDIC deposit insurance premiums	524	710
Real estate foreclosure losses and expenses, net	(285)	1,454
Other	943	1,330
Total non-interest expense	16,938	18,964

Income before income taxes	6,925	10,244
Income tax expense	2,319	3,464
Net income after tax	4,606	6,780
Preferred stock dividends	(483)	(811)
Earnings available to common shares	$4,123	$5,969

Annualized Performance Ratios
Return on average assets	0.74%	1.03%
Return on average common equity	8.20%	12.39%
Interest rate spread	3.36%	3.64%
Net interest margin	3.47%	3.77%

SHARE DATA
Weighted average shares outstanding - basic	10,959,019	10,865,523
Weighted average shares outstanding - diluted	11,349,010	11,101,194
Basic earnings per common share	$0.38	$0.55
Diluted earnings per common share	$0.36	$0.54
Dividends per common share	$0.19	$0.19

PULASKI FINANCIAL CORP.

BALANCE SHEET DATA

(Unaudited)

	(Dollars in thousands)
	March 31,	December 31,	September 30,
	2014	2013	2013
Total assets	$1,337,492	$1,293,704	$1,275,944
Loans receivable, net	1,028,785	1,003,726	988,668
Allowance for loan losses	16,829	17,670	18,306
Mortgage loans held for sale, net	37,724	56,031	70,473
Investment securities	58,709	42,380	43,211
Capital stock of Federal Home Loan Bank	6,232	4,617	4,777
Cash and cash equivalents	125,522	105,057	86,309
Deposits	1,031,965	1,030,128	1,010,812
Borrowed money	165,632	114,543	113,483
Subordinated debentures	19,589	19,589	19,589
Stockholders’ equity - preferred	7,388	17,388	17,310
Stockholders’ equity - common	100,624	99,551	98,748
Total book value per common share	$8.83	$8.76	$8.65
Tangible book value per common share	$8.48	$8.41	$8.30
Regulatory capital ratios - Pulaski Bank only: (1)
Tier 1 leverage capital (to average assets)	9.73%	10.00%	10.05%
Total risk-based capital (to risk-weighted assets)	13.86%	14.03%	14.03%

(1) March 31, 2014 regulatory capital ratios are estimated.

	March 31,	December 31,	September 30,
	2014	2013	2013
LOANS RECEIVABLE
Single-family residential:
First mortgage	$218,978	$214,918	$212,357
Second mortgage	41,696	43,420	43,208
Home equity lines of credit	101,276	107,228	110,906
Total single-family residential real estate	361,950	365,566	366,471
Commercial:
Commercial and multi-family real estate	377,992	366,954	348,003
Land acquisition and development	41,042	37,941	40,430
Real estate construction and development	44,327	35,964	20,548
Commercial and industrial	215,928	210,298	226,829
Total commercial	679,289	651,157	635,810
Consumer and installment	2,554	2,742	2,761
	1,043,793	1,019,465	1,005,042
Add (less):
Deferred loan costs	3,364	2,902	3,188
Loans in process	(1,543)	(971)	(1,256)
Allowance for loan losses	(16,829)	(17,670)	(18,306)
Total	$1,028,785	$1,003,726	$988,668

Weighted average rate at end of period	4.32%	4.38%	4.45%

	March 31, 2014		December 31, 2013		September 30, 2013
		Weighted		Weighted		Weighted
		Average		Average		Average
		Interest		Interest		Interest
	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars in thousands)
DEPOSITS
Demand deposits:
Non-interest-bearing checking	$182,788	0.00%	$177,825	0.00%	$168,033	0.00%
Interest-bearing checking	258,553	0.10%	254,882	0.10%	237,362	0.10%
Savings accounts	42,254	0.13%	39,693	0.13%	39,845	0.13%
Money market	211,045	0.29%	208,559	0.27%	206,927	0.26%
Total demand deposits	694,640	0.13%	680,959	0.13%	652,167	0.13%

Certificates of Deposit:
Traditional	289,587	0.72%	299,573	0.77%	313,217	0.84%
CDARS	47,738	0.25%	49,596	0.26%	45,428	0.28%
Total certificates of deposit	337,325	0.66%	349,169	0.70%	358,645	0.77%
Total deposits	$1,031,965	0.30%	$1,030,128	0.32%	$1,010,812	0.35%

PULASKI FINANCIAL CORP.

RESIDENTIAL MORTGAGE LOAN ACTIVITY

(Unaudited)

RESIDENTIAL MORTGAGE LOANS ORIGINATED FOR SALE

	2014			2013
	Mortgage	Home		Mortgage	Home
	Refinancings	Purchases	Total	Refinancings	Purchases	Total
	(In thousands)
First quarter	$29,996	$136,423	$166,419	$230,399	$149,241	$379,640

Second quarter	$24,376	$98,065	$122,441	$186,515	$123,009	$309,524

RESIDENTIAL MORTGAGE LOANS SOLD TO INVESTORS

	2014			2013
			Net			Net
	Loans	Mortgage	Profit	Loans	Mortgage	Profit
	Sold	Revenues	Margin	Sold	Revenues	Margin
	(Dollars in thousands)
First quarter	$179,919	$1,033	0.57%	$367,388	$2,988	0.81%

Second quarter	$136,231	$507	0.37%	$349,870	$3,148	0.90%

PULASKI FINANCIAL CORP.

NONPERFORMING ASSETS

(Unaudited)

	(In thousands)
	March 31,	December 31,	September 30,
	2014	2013	2013
NON-PERFORMING ASSETS
Non-accrual loans:
Single-family residential real estate:
First mortgage	$4,352	$5,145	$5,335
Second mortgage	588	585	442
Home equity lines of credit	1,926	1,866	2,124
Total single-family residential real estate	6,866	7,596	7,901
Commercial:
Commercial and multi-family real estate	1,471	1,492	1,774
Land acquisition and development	2,928	3,429	—
Real estate construction and development	—	—	23
Commercial and industrial	312	357	—
Total commercial	4,711	5,278	1,797
Consumer & installment	93	62	78
Total non-accrual loans	11,670	12,936	9,776

Non-Accrual Troubled debt restructurings: (1)
Current under the restructured terms:
Single-family residential real estate:
First mortgage	5,646	6,938	5,169
Second mortgage	1,097	1,289	904
Home equity lines of credit	835	427	498
Total single-family residential real estate	7,578	8,654	6,571
Commercial:
Commercial and multi-family real estate	1,308	1,647	2,585
Land acquisition and development	—	—	43
Real estate construction and development	43	—	23
Commercial and industrial	1,996	1,970	2,055
Total commercial	3,347	3,617	4,706
Consumer and installment	21	23	28
Total current troubled debt restructurings	10,946	12,294	11,305
Past due under restructured terms:
Single-family residential real estate:
First mortgage	3,772	2,141	3,974
Second mortgage	92	234	155
Home equity lines of credit	178	234	178
Total single-family residential real estate	4,042	2,609	4,307
Commercial:
Commercial and multi-family real estate	3,093	2,780	1,652
Land acquisition and development	41	42	19
Real estate construction and development	—	42	—
Commercial and industrial	451	451	572
Total commercial	3,585	3,315	2,243
Total past due troubled debt restructurings	7,627	5,924	6,550
Total non-accrual troubled debt restructurings	18,573	18,218	17,855
Total non-performing loans	30,243	31,154	27,631
Real estate acquired in settlement of loans:
Residential real estate	2,809	2,403	3,019
Commercial real estate	3,751	3,347	3,376
Total real estate acquired in settlement of loans	6,560	5,750	6,395
Total non-performing assets	$36,803	$36,904	$34,026

(1) Troubled debt restructured includes non-accrual loans totaling $18.6 million, $18.2 million and $17.9 million at March 31, 2014, December 31, 2013 and September 30, 2013, respectively.  These totals are not included in non-accrual loans above.

PULASKI FINANCIAL CORP.

ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS

(Unaudited)

	(Dollars in thousands)
	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2014	2013	2014	2013
ALLOWANCE FOR LOAN LOSSES
Allowance for loan losses, beginning of period	$17,670	$17,957	$18,306	$17,117
Provision charged to expense	500	1,375	700	3,440
Charge-offs:
Single-family residential real estate:
First mortgage	258	366	975	1,602
Second mortgage	173	517	369	868
Home equity	658	635	1,012	1,349
Total single-family residential real estate	1,089	1,518	2,356	3,819
Commercial:
Commercial and multi-family real estate	—	42	—	564
Land acquisition and development	562	—	1,027	23
Real estate construction and development	—	—	—	260
Commercial and industrial	1	—	1	484
Total commercial	563	42	1,028	1,331
Consumer and installment	33	25	54	59
Total charge-offs	1,685	1,585	3,438	5,209
Recoveries:
Single-family residential real estate:
First mortgage	133	4	192	29
Second mortgage	11	75	58	109
Home equity	71	71	230	157
Total single-family residential real estate	215	150	480	295
Commercial:
Commercial and multi-family real estate	107	67	293	1,109
Land acquisition and development	—	—	1	17
Real estate construction and development	—	628	—	1,797
Commercial and industrial	14	10	471	25
Total commercial	121	705	765	2,948
Consumer and installment	8	6	16	17
Total recoveries	344	861	1,261	3,260
Net charge-offs	1,341	724	2,177	1,949
Balance, end of period	$16,829	$18,608	$16,829	$18,608

	March 31,	December 31,	September 30,
	2014	2013	2013
ASSET QUALITY RATIOS
Non-performing loans as a percent of total loans	2.90%	3.06%	2.75%
Non-performing loans excluding current troubled debt restructurings as a percent of total loans	1.85%	1.85%	1.62%
Non-performing assets as a percent of total assets	2.75%	2.85%	2.66%
Non-performing assets excluding current troubled debt restructurings as a percent of total assets	1.93%	1.90%	1.78%
Allowance for loan losses as a percent of total loans	1.61%	1.73%	1.82%
Allowance for loan losses as a percent of non-performing loans	55.65%	56.72%	66.31%
Allowance for loan losses as a percent of non-performing loans excluding current troubled debt restructurings and related allowance for loan losses	83.37%	90.27%	106.56%

PULASKI FINANCIAL CORP.

AVERAGE BALANCE SHEETS

(Unaudited)

	(Dollars in thousands)
	Three Months Ended
	March 31, 2014			March 31, 2013
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,020,247	$10,899	4.27%	$1,007,196	$11,644	4.62%
Mortgage loans held for sale	35,331	365	4.13%	178,783	1,413	3.16%
Other interest-earning assets	125,911	111	0.35%	66,180	119	0.72%
Total interest-earning assets	1,181,489	11,375	3.85%	1,252,159	13,176	4.21%
Non-interest-earning assets	80,621			82,207
Total assets	$1,262,110			$1,334,366

Interest-bearing liabilities:
Deposits	$870,054	$907	0.42%	$942,363	$1,327	0.56%
Borrowed money	94,108	407	1.73%	87,209	360	1.64%
Total interest-bearing liabilities	964,162	1,314	0.54%	1,029,572	1,687	0.66%
Non-interest-bearing deposits	176,095			169,058
Non-interest-bearing liabilities	10,728			13,410
Stockholders’ equity	111,125			122,326
Total liabilities and stockholders’ equity	$1,262,110			$1,334,366
Net interest income		$10,061			$11,489
Interest rate spread			3.31%			3.55%
Net interest margin			3.41%			3.67%

	(Dollars in thousands)
	Six Months Ended
	March 31, 2014			March 31, 2013
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost
Interest-earning assets:
Loans receivable	$1,014,355	$21,734	4.29%	$997,061	$23,583	4.73%
Mortgage loans held for sale	44,889	932	4.15%	181,319	2,982	3.29%
Other interest-earning assets	108,070	207	0.38%	58,387	224	0.77%
Total interest-earning assets	1,167,314	22,873	3.92%	1,236,767	26,789	4.33%
Non-interest-earning assets	79,851			84,402
Total assets	$1,247,165			$1,321,169

Interest-bearing liabilities:
Deposits	$853,902	$1,864	0.44%	$926,782	$2,761	0.60%
Borrowed money	91,305	772	1.69%	81,984	732	1.79%
Total interest-bearing liabilities	945,207	2,636	0.56%	1,008,766	3,493	0.69%
Non-interest-bearing deposits	175,573			175,869
Non-interest-bearing liabilities	12,109			15,110
Stockholders’ equity	114,276			121,424
Total liabilities and stockholders’ equity	$1,247,165			$1,321,169
Net interest income		$20,237			$23,296
Interest rate spread			3.36%			3.64%
Net interest margin			3.47%			3.77%